REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Franklin California Tax-Free Trust:

In planning and performing our audit of the financial statements of Franklin California Tax-Free Trust for the year ended June 30, 1999, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Franklin California Tax-Free Trust is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs  of controls.  Generally, controls that are relevant to  an audit
pertain   to  the  entity's  objective  of  preparing   financial
statements
for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards established by
the  American  Institute  of  Certified  Public  Accountants.   A
material
weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected
within a timely period by employees in the normal course of
performing  their  assigned  functions.   However,  we  noted  no
matters
involving internal control, including controls over
safeguarding  securities,  that  we  consider  to   be   material
weaknesses,
as defined above, as of June 30, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

PricewaterhouseCoopers  LLP




San Francisco, California
August 3, 1999